Exhibit 10.31

INTERAFFILIATE SERVICES AGREEMENT

This Agreement, dated as of January 21, 2005 by and between Primerica Life Insurance Company (“Vendor”), a corporation with offices at 3141 Oakcliff Industrial Street, Doraville, GA 30340, and Citibank, FSB (“Customer”), a corporation having its principal place of business at 1000 Technology Drive, O’Fallon, MO 63304.

1. SCOPE OF SERVICES

Vendor shall perform the Services described below in Exhibit A, as an independent contractor on a non-exclusive basis and nothing contained herein shall be deemed to create any partnership, joint venture, or relationship of principal and agent between the parties hereto or any of their affiliates or subsidiaries, or to provide either party with any right, power, or authority, whether express or implied, to create any such duty or obligation on behalf of the other party.

2. COMPENSATION FOR SERVICES

As compensation for Services, the Customer shall pay to the Vendor: As agreed to on a project basis described in Exhibit A. The parties agree that in determining the cost of the Services provided by Vendor to Customer, the compensation methodologies shall be (i) based upon fair market value of the Services provided; and (ii) applied in a fair and reasonable manner and in accordance with both generally accepted accounting principles and customary accounting practices consistently applied.

3. COMPLIANCE WITH LAWS

Each party hereto agrees that it shall comply with all applicable federal, state, and local laws, ordinances, regulations and codes in performing its obligations hereunder, including the procurement of licenses, permits and certificates where required. If at any time during the term of this Agreement, a party is informed or information comes to its attention that it is or may be in violation of any law, ordinance, regulation, or code (or if it is so decreed or adjudged by any court, tribunal or other authority), that party shall immediately take all appropriate steps to remedy such violation and comply with such law, regulation, ordinance or code in all respects. Further, each party shall establish and maintain all proper records (particularly, but without limitation, accounting records) required by any law, code of practice or corporate policy applicable to it from time to time.

4. INDEMNIFICATION

Each party to this Agreement shall indemnify and hold harmless the other party and its directors, officers, employees, and agents from and against any action or threatened action, suit, or proceeding arising out of or as a result of the indemnifying party’s performance under this Agreement and against any and all claims, expenses, losses, or damages (including reasonable attorney’s fees) that result from the alleged acts or omissions of the indemnifying party, provided, however that in no event shall a party to this Agreement be obligated for any claims, expenses, losses, or damages resulting from the negligent or willful acts or omissions of the other party, its agents, employees or subcontractors. A party seeking indemnification under this Agreement shall (i) give prompt written notice to the indemnifying party as to the existence of the indemnifiable event; (ii) provide such information, cooperation, and assistance as may reasonably be necessary for the defense of such action or claim; and (iii) grant full authority to the indemnifying party to defend or settle such action or claim. A party seeking indemnification shall not compromise or settle any action or claim without the consent of the indemnifying party.

Interaffiliate Services Agreement

5. CONFIDENTIALITY AND NON-DISCLOSURE

The Customer and the Vendor agree that all information provided pursuant to this Agreement by each party to the other party is confidential and proprietary to the party providing the information and no party shall use any information provided by the other party for any purpose other than as permitted or required for performance under this Agreement. Each party agrees not to disclose or provide any information provided by the other party to any third party (with the exception of (i) any affiliate or subsidiary, which is bound to retain the confidentiality of the information; (ii) employees who have a need-to-know in the course of performing services pursuant to this Agreement, provided that such employees are bound to retain the confidentiality of the information; (iii) third party vendors as necessary for the Vendor to provide Services to the Customer under this Agreement; and (iv) the Customer’s disclosure of data to its external auditors) without the express written consent of the other party, and each party agrees to take all reasonable measures, including, without limitation, measures taken by each party to safeguard its own confidential information to prevent any such disclosure by employees, agents, or contractors. Nothing provided herein shall prevent any party from disclosing information that (i) is or hereafter becomes part of the public domain through no fault of that party; (ii) is received from or furnished to a third party without similar restriction of the third party’s rights; (iii) is independently developed by it; (iv) is disclosed pursuant to requirements of law; or (v) is already known to it. If either party hires another person to assist it in the performance of this Agreement, or assigns any portion of its rights or delegates any portion of its responsibilities or obligations under this Agreement to another person, the assigning or delegating party shall cause its assignee or delegate to be bound to retain the confidentiality of the information.

6. ASSIGNMENTS

Neither party may assign any of its rights, obligations and responsibilities under this Agreement without the prior written consent of the other party, except that either party may assign such obligations and responsibilities at any time to any of its subsidiaries or affiliates having reasonably adequate resources to perform the obligation under this Agreement. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and authorized assigns.

7. CORPORATE AUTHORITY/FURTHER ASSURANCES

Each party represents that it has taken all necessary corporate action to authorize the execution and consummation of this Agreement and will furnish the other party with satisfactory evidence of same upon request. Each party agrees to negotiate in good faith the execution of such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the effective execution of the transactions contemplated hereby, and will continue to do so during the term of this Agreement.

8. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri as if the Agreement were made in Missouri for performance entirely within the State of Missouri.

Interaffiliate Services Agreement

9. THIRD PARTY

Nothing contained in this Agreement, either express or implied, is intended or shall be construed to confer upon or give any person or entity, other than the parties hereto or their successors and assigns, any rights or remedies under or by reason of this Agreement.

10. COMPLETE AGREEMENT

This Agreement is the sole agreement between the parties with respect to the subject matter of the Services, and supersedes all prior oral or written agreement for the Services. This Agreement may not be altered, amended or modified except in a writing incorporated hereto, and signed by the parties. A waiver of any portion of this Agreement shall not be deemed a waiver or renunciation of other portions. There are no other agreements, either express or implied, with regard to the subject matter.

11. TERMINATION

This Agreement may be terminated by either party on ten (10) days written notice.

12. SUBCONTRACTORS.

The Vendor may retain a subcontractor or subcontractors after approval by the Customer to perform any number of Services on behalf of the Customer; provided that the Vendor shall ensure that each subcontractor shall be subject to and comply with the terms and conditions of this Agreement.

12. REGULATORY.

Service Provider agrees that the Client’s applicable regulators shall have the right to examine the servicing relationship between Service Provider and Client pursuant to this Agreement, along with Service Provider’s records of the Services.

13. AUDIT.

Each Party shall give to the other Party and its counsel, accountants and other representatives reasonable on-site access, during normal business hours, to all of that Party’s files, books and records reasonably and materially related to this Agreement and the Services provided hereunder. Client shall have the right, during normal business hours, to inspect Service Provider’s books and records in order to verify the amount and calculation of fees pursuant to this Agreement and the Services of Service Provider. Service Provider shall keep adequate records of its Services hereunder. Each Party shall pay its own respective costs and expenses in connection with this provision.

14. SEVERABLITY.

If any provision of this Agreement is deemed to be illegal, invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected, and this Agreement shall continue in full force and effect.

Interaffiliate Services Agreement

Agreed,

Primerica Life Insurance Company		Citibank, FSB

By:	/s/ Brent Slayton	By:	/s/ Eileen Derks
Name:	Brent Slayton	Name:	Eileen Derks
Title:	Senior Vice President	Title:	Vice President

    /OGC

Interaffiliate Services Agreement

EXHIBIT A

SERVICES TO BE PROVIDED

Performance Standards:

Citibank, FSB will use Primerica Life Insurance Company as its vendor for managing letter shop production, printing, mailing and other marketing projects associated with direct mail marketing based upon specifications provided to PFS. Final approval for each project will be provided by Citibank, FSB.

Primerica will subcontract certain letter shop and mailing functions to its vendor:

Mail Sort Inc.

1580 Boggs Road, Ste 100

Duluth, GA 30096-4679

Documentation Standards:

As agreed to by both parties for each project.

Term of Agreement:

Continuous until terminated pursuant to section 11 of Agreement.

Services Fees:

As agreed to on a project basis.